UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2015

PERNIX THERAPEUTICS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-14494	33-0724736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 North Park Place, Suite 201 Morristown, NJ	07960
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 793-2145

__________________________________________________________________
  (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07        Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders of Pernix Therapeutics Holdings, Inc. (the “Company”) was held on June 18, 2015.  At the annual meeting, our stockholders (i) elected each nominee to serve as a Company director until the next annual meeting of stockholders, (ii) approved an amendment to the Company’s Charter to increase the number of authorized shares of capital stock, (iii) approved the Company’s 2015 Omnibus Incentive Plan, (iv) approved, on an advisory basis, the Company’s executive compensation and (v) ratified the selection of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

  The final voting tabulation for the election of directors was as follows:

Nominee	Number of Votes For	Number of Votes Against
Douglas L. Drysdale	27,531,772	1,371,881
Steven A. Elms	24,183,759	4,719,894
Tasos G. Konidaris	26,863,398	2,040,255
John A. Sedor	25,051,343	3,852,310

The final voting tabulation for the Approval of an amendment to the Company’s Charter to increase the number of authorized shares of capital stock of the Company was as follows:

Proposal	Number of Votes For	Number of VotesAgainst	Abstentions
Approval of an Amendment to the Company’s Charter	26,325,203	2,506,304	72,145

The final voting tabulation for the Approval of the Company’s 2015 Omnibus Incentive Plan was as follows:

Proposal	Number of Votes For	Number of VotesAgainst	Abstentions
Approval of 2015 Omnibus Incentive Plan	21,415,574	7,465,409	22,669

 The final voting tabulation for the approval, on an advisory basis, of the Company’s executive compensation was as follows:

Proposal	Number of Votes For	Number of VotesAgainst	Abstentions
Approval, on an advisory basis, the Company’s executive compensation	21,212,319	7,586,800	104,533

The final voting tabulation for the ratification of the independent registered public accounting firm was as follows:

Proposal	Number of Votes For	Number of VotesAgainst	Abstentions
Ratification of Cherry Bekaert LLP	28,437,190	466,392	71,000

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PERNIX THERAPEUTICS HOLDINGS, INC.

Dated: June 22 2015	By:	/s/ Sanjay Patel
Sanjay Patel
Chief Financial Officer